Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CINEDIGM CORP.

_________________________

Pursuant to

§ 242 of the General Corporation Law

of the State of Delaware

_________________________

The undersigned, being the Chief Legal Officer, Secretary and Senior Advisor of Cinedigm Corp., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1. Pursuant to a unanimous written consent of the Board of Directors of the Corporation (the “Board”) dated May 14, 2023, the Board adopted resolutions (the “Amending Resolutions”) to further amend the Corporation’s Fifth Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Delaware Secretary of State on October 31, 2017 (together with any subsequent amendments and certificates of designations, the “Certificate of Incorporation”); and

2. Approval of the Corporation’s stockholders is not required in accordance with Section 242(b)(1) of the DGCL.

NOW, THEREFORE, to effect the Amending Resolutions:

1. All references to “Cinedigm Corp.” in the Certificate of Incorporation shall be deleted and the phrase “Cineverse Corp.” shall be inserted in their place.

2. Article First of the Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

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“FIRST: Name: The name of the Corporation is:

“Cineverse Corp.”

3. This Certificate of Amendment shall become effective at 12:01 a.m. Eastern Time on May 22, 2023.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Cinedigm Corp. to be signed by Gary S. Loffredo, Chief Legal Officer, Secretary and Senior Advisor, this 19th day of May, 2023, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Chief Legal Officer, Secretary and Senior Advisor

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